                    Fourth AMENDMENT TO THE CREDIT AGREEMENT

                  FOURTH AMENDMENT, dated as of May 29, 2003 (this "Fourth Amendment"), to the Credit Agreement, dated as of September 30, 1999 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among TENNECO AUTOMOTIVE INC., a Delaware corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the other financial institutions named therein as agents for the Lenders (in such capacity, collectively, the "Other Agents").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent and the Other Agents are parties to the Credit Agreement;

                  WHEREAS, the Borrower has notified the Lenders of its intention to issue its senior secured second lien notes from time to time (as hereinafter further defined, the "Second Lien Notes");

                  WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth herein;

                  WHEREAS, the Lenders, the Administrative Agent and the Other Agents are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders, the Administrative Agent and the Other Agents hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

                  2. Amendments to Credit Agreement. (a) Section 1.1 of the Credit Agreement is amended as follows:

                  (i) by deleting the definition of "Excess Cash Flow" and substituting therefor the following:

                           "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of
         (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such fiscal year,
         (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course

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                                                                               2


         of business), to the extent deducted in arriving at such Consolidated Net Income, (v) an amount equal to the aggregate net increase in Consolidated Working Capital attributable to foreign currency translation adjustments of the Borrower and its Subsidiaries during such fiscal year, (vi) an amount equal to the aggregate net non-cash increase in Consolidated Working Capital of the Borrower and its Subsidiaries during such fiscal year, and (vii) an amount equal to the non-cash, non-current deferred income tax expense deducted in arriving at Consolidated Net Income, over (b) the sum, without duplication, of
         (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures, any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and any Capital Expenditures with respect to which the Borrower delivered a certificate pursuant to the immediately following clause (iii) in connection with the calculation of Excess Cash Flow for the last fiscal year), (iii) the aggregate amount of Capital Expenditures that the Borrower or any of its Subsidiaries became obligated to make but that are not made during such fiscal year, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such fiscal year, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditure will be made in the following fiscal year and the aggregate amount of all such Capital Expenditures shall not exceed the limitations set forth in Section 7.7 for such fiscal year, (iv) the net amount of all prepayments of Revolving Loans and Swingline Loans and other revolving credit facilities during such fiscal year and all optional prepayments of the Term Loans during such fiscal year, (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year, (vi) increases in Consolidated Working Capital for such fiscal year, (vii) an amount equal to the aggregate net cash gains on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (viii) an amount equal to Investments permitted by Section 7.8 made by the Borrower and its Subsidiaries during such fiscal year, (ix) an amount equal to the aggregate net cash gains on the Disposition of property by the Borrower and its Subsidiaries consisting of Asset Sales the Net Cash Proceeds of which are required to be applied during such fiscal year to the prepayment of Term Loans pursuant to Section 2.11, (x) an amount equal to the aggregate net decrease in Consolidated Working Capital attributable to foreign currency translation adjustments of the Borrower and its Subsidiaries during such fiscal year, (xi) an amount equal to the aggregate net non-cash decrease in Consolidated Working Capital of the Borrower and its Subsidiaries during such fiscal year and (xii) an amount equal to non-cash, non-current deferred income tax benefit included in arriving at Consolidated Net Income.

                           (ii) by adding the phrase ", the Intercreditor
                  Agreement" immediately after the phase "Security Documents" in the definition of "Loan Documents"; and

                           (iii) adding the following defined terms in proper
                  alphabetical order:

                           "First Priority Claims": as defined in the
                  Intercreditor Agreement.

                           "Fourth Amendment Effective Date": the Effective
                  Date, as defined in the Fourth Amendment dated as of May 29, 2003 to this Agreement.

                           "Intercreditor Agreement": the Intercreditor
                  Agreement, dated as of the Fourth Amendment Effective Date, entered into among the collateral agent for the Second Lien Note Holders, the Administrative Agent and the Borrower as the same may be amended, supplemented or otherwise modified from time to time.

                           "Permitted Second Lien Notes Refinancings": as
                  defined in Section 7.2

                           "Second Lien Note Holders": holders of the Second
                  Lien Notes from time to time.

                           "Second Lien Note Indenture": the Indenture, dated as
                  of the Fourth Amendment Effective Date, entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Second Lien Notes together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

                           "Second Lien Notes": the senior secured notes of the
                  Borrower to be issued in one or more series pursuant to the Second Lien Note Indenture.

                           "Second Priority Claims": as defined in the
                  Intercreditor Agreement.

                           "Second Priority Collateral Documents": as defined in
                  the Intercreditor Agreement.

         (b) Section 2.11 of the Credit Agreement is amended by adding the following paragraph at the end thereof:

                           (f) Notwithstanding any other provisions of the Loan
                  Documents to the contrary, Net Cash Proceeds of the issuance of the Second Lien Notes shall be applied as follows: (i) with respect to the Second Lien Notes issued on the Fourth Amendment Effective Date, (A) first, such Net Cash Proceeds will be applied to prepay $199,100,000 (or, if such Net Cash Proceeds are less than $199,100,000, such lesser amount of Net Cash Proceeds) of the Tranche A Term Loans in direct order of maturity; (B) second, following the payment described in clause (i)(A), an amount up to the next $52,200,000, if any, of such Net Cash Proceeds will be applied to prepay the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis, in direct order of maturity; (C) third, following the payments in clauses (i)(A) and (i)(B), an amount up to next $100,000,000 if any, of such Net Cash Proceeds, will be applied to prepay outstanding Revolving Loans; and (D) fourth, following the payments in clauses (i)(A), (i)(B) and (i)(C), the balance of such Net Cash Proceeds, if any, will be applied in accordance with this Agreement as if such Net Cash Proceeds resulted in a mandatory prepayment pursuant to Section 2.11(a); and (ii) with respect to all other Second Lien Notes, such Net Cash Proceeds will be applied in accordance with this Agreement as if such Net Cash Proceeds resulted in a mandatory prepayment pursuant to
                  Section 2.11(a).

         (c) Section 2 of the Credit Agreement is amended by adding the following at the end thereof:

         2.23 Intercreditor Agreement. The Lenders (a) authorize the Administrative Agent to execute, deliver and perform the Intercreditor Agreement on their behalf, and (b) acknowledge that certain items of the Collateral will from time to time be made subject to a Lien to secure the Second Lien Notes and certain related obligations, subject to the terms of the Intercreditor Agreement.

         (d) Section 4.19(a) of the Credit Agreement is amended by adding after the phrase "and the proceeds thereof" which appears in the second sentence the phrase "to the extent a security interest can be perfected by filings or other action required thereunder".

         (e) Section 4 of the Credit Agreement is amended by adding the following at the end thereof:

         4.24 First Priority Claims. The Borrower Obligations and the Guarantor Obligations (as such terms are defined in the Guarantee and Collateral Agreement) constitute First Priority Claims (as defined in the Intercreditor Agreement and the Second Lien Note Indenture), and the Liens on the Collateral securing the Borrower Obligations and the Guarantor Obligations constitute First Priority Liens (as defined in the Second Lien Note Indenture).

         (f) Section 6.10 of the Credit Agreement is amended by adding the following paragraphs at the end thereof:

                           (e) Not permit any Subsidiary to guarantee payment of
                  any of the Second Priority Claims unless and until such Subsidiary has guaranteed payment of the First Priority Claims pursuant to the Guarantee and Collateral Agreement.

                           (f) Except as required by the terms of the Indenture
                  or the Second Priority Collateral Documents, prior to taking any action to create or perfect any Lien on any Collateral securing the Second Priority Claims provide the Administrative Agent at least five Business Days prior notice of such action, and promptly following the taking of any action to create or perfect any Lien on any Collateral securing the Second Priority Claims notify the Administrative Agent in writing of such action; provided that no such notice of the type described in this paragraph (f) shall be required during the first 60 days following the Fourth Amendment Effective Date.

                           (g) Upon request of the Administrative Agent from
                  time to time promptly provide the Administrative Agent with information regarding any property of the Borrower and its Subsidiaries which secures or purports to secure any Second Priority Claims and the actions taken to create or perfect the applicable Liens, to the extent such information is reasonably available to the Borrower or its Subsidiaries and is not subject to any legal or similar privilege.

         (g) Section 7.2 of the Credit Agreement is amended by adding after the phrase "Hedge Agreements" in clause (g) the phrase "(including Guarantee Obligations of the Loan Parties in respect of Hedge Agreements entered into by Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions)".

         (h) Section 7.2 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (j), (ii) deleting the period at the end of clause (k) and substituting therefor the phrase "; and" and (iii) adding the following new clause at the end thereof:

                  (l) (i) Indebtedness of the Borrower in respect of the Second Lien Notes and any refinancings, refundings, renewals or extensions thereof on terms and conditions no more restrictive to the Borrower and its Subsidiaries unless approved by the Administrative Agent ("Permitted Second Lien Notes Refinancing"), provided, that (A) the Borrower shall not, in any case, increase, or shorten the maturity of, the principal amount thereof, or make any payment which effectively reduces the outstanding principal amount thereof and (B) the Borrower's and the Subsidiary Guarantors' obligations under the Permitted Second Lien Notes Refinancing shall constitute Second Priority Claims, and any collateral security therefor shall be subordinated to collateral securing the First Priority Claims, as set forth in the Intercreditor Agreement, and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness.

         (i) Section 7.3 of the Credit Agreement is amended by (i) deleting the word "and" from the end of clause (n), (ii) deleting the period at the end of clause (o) and substituting therefor the phrase "; and" and (iii) adding the following new clause at the end thereof:

                  (p) Liens on the Collateral securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(l), provided that such Liens are, at all times prior to repayment in full in cash of the Obligations and termination of the Revolving Commitments, subordinate to Liens created under the Loan Documents securing the First Priority Claims pursuant to the terms of the Intercreditor Agreement.

         (j) Section 7.5 of the Credit Agreement is amended by (i) adding in clause (g) after the phrase "(a)-(f) above" the phrase "or (h)-(m) below", (ii) deleting the word "and" from the end of clause (j), (iii) deleting the period at the end of clause (k) and substituting therefor a semi-colon and (iv) adding the following at the end thereof:

                  (l) Tenneco International Holding Corp. ("TIHC") may transfer or contribute ownership of Tenneco Holdings Denmark to Tenneco Automotive Iberica; and

                  (m) the Disposition of property as an Investment made pursuant to Section 7.8(h) in any Joint Venture or in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly-Owned Subsidiary.

         (k) Section 7.7 of the Credit Agreement is amended by inserting after the phrase "Joint Ventures" the phrase "and in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly-Owned Subsidiary".

         (l) Section 7.8(h) of the Credit Agreement is amended by inserting after the phrase "Joint Ventures" the phrase "and in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly-Owned Subsidiary".

         (m) Section 7.9 of the Credit Agreement is amended by deleting the last sentence thereof and substituting therefor the following:

         Notwithstanding the foregoing or anything in Section 7.16, the Borrower may purchase and cancel or redeem its Senior Subordinated Notes and Second Lien Notes in connection with an exchange of such Notes for shares of common stock issued by the Borrower after the Fourth Amendment Effective Date.

         (n) Section 7 of the Credit Agreement is amended by adding the following at the end thereof:

                  7.16 Optional Payments and Modifications of Second Lien Notes.
         (a) Except for Permitted Second Lien Notes Refinancings, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Second Lien Notes, or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Second Lien Notes or the Second Lien Note Indenture (other than any such amendment, modification, waiver or other change that (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee or (ii) is not adverse to the holders of the First Priority Claims).

         (o) Section 8 of the Credit Agreement is amended by adding in paragraph
(e) the phrase "or the Second Lien Note Indenture" immediately after the phrase "Senior Subordinated Note Indenture".

         (p) Section 8 of the Credit Agreement is amended by (i) deleting the word "or" after clause (k), (ii) adding the word "or" at the end of clause (l), and (iii) adding the following paragraph immediately after paragraph (l):

                  (m) any Lien securing or purporting to secure the Second Priority Claims shall cease, for any reason, to be subordinated to the Lien created under the Loan Documents securing or purporting to secure the First Priority Claims, as provided in the Intercreditor Agreement, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Second Lien Notes or the holders of at least 25% in aggregate principal amount of the Second Lien Notes shall so assert; or the Borrower or any of its Subsidiaries shall make any payment, prepayment, repurchase or redemption of or on the Second Lien Notes other than scheduled payments of interest or pursuant to a Permitted Second Lien Notes Refinancing;

                  3. Representations and Warranties. The Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Fourth Amendment, are true and correct in all material respects as if made as of the Fourth Amendment Effective Date (except such representations and warranties as are made as of a particular date, which such representations and warranties shall be true and correct in all material respects as if made as of such date). The Borrower represents and warrants that, after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing.

                  4. Effectiveness. This Fourth Amendment shall become effective as of the date of receipt by the Administrative Agent of (a) counterparts of this Fourth Amendment executed by the Borrower, the Required Lenders and the Majority Facility Lenders under each of the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Term Facility and (b) payment for all fees required to be paid and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) (the "Effective Date").

                  5. Amendment of Security Documents. The Lenders authorize the Administrative Agent to enter into amendments to and supplements of the Security Documents (in forms reasonably satisfactory to the Administrative Agent) in order to (a) allow (i) Hedge Agreements entered into by Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions with any Lender or affiliate of a Lender and (ii) cash management obligations owed by Tenneco or its subsidiaries to Lenders and their affiliates to be secured by the Collateral and guaranteed pursuant to the Security Documents, (b) update the Security Documents for changes in law, including changes in the Uniform Commercial Code, (c) add additional Collateral thereunder and (d) effect other similar changes. In furtherance of the foregoing, the parties hereto agree that, upon or following the effectiveness of this Fourth Amendment, the Guarantee and Collateral Agreement (including the schedules and annexes thereto) may be amended, amended and restated, or otherwise modified as the Borrower and the Administrative Agent shall agree from time to time for the purposes of (i) updating the terms of the Guarantee and Collateral Agreement to conform to changes in law, including revisions to Article 9 of the Uniform Commercial Code,
(ii) refining the representations, warranties and covenants contained therein with respect to the description of and perfection of security interests in foreign and ancillary intellectual property collateral and (iii) conforming the representation in Section 4.2 thereof in a manner consistent with the representation set forth in Section 4.19(a) of the Credit Agreement, as amended by this Fourth Amendment.

                  6. Continuing Effect of the Credit Agreement. This Fourth Amendment shall not constitute an amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders, the Administrative Agent or the Other Agents. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Sections 2(d) and 5 of this Fourth Amendment shall be deemed to be in effect for all applicable periods prior to the Effective Date.

                  7. Counterparts. This Fourth Amendment may be executed by the parties hereto in any number of separate counterparts (including telecopied counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

                  8. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                           TENNECO AUTOMOTIVE INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           JPMORGAN CHASE BANK, as
                                           Administrative Agent and as a Lender



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                           CITICORP USA, INC., as Syndication
                                           Agent and as a Lender



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           FOURTH AMENDMENT dated as of May 29,
                                           2003 to the Tenneco Automotive Inc.
                                           Credit Agreement dated as of
                                           September 30, 1999



                                           -------------------------------------
                                                         [LENDER]



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Each of the undersigned agrees to the
foregoing Fourth Amendment and confirms
that its obligations under the Loan Documents to which it is a party remain in full force and effect after giving effect to such Fourth
Amendment:

TENNECO AUTOMOTIVE OPERATING COMPANY INC.
TENNECO INTERNATIONAL HOLDING CORP.
TENNECO GLOBAL HOLDINGS INC.
THE PULLMAN COMPANY
TMC TEXAS INC.
CLEVITE INDUSTRIES INC.



By:
   ----------------------------------
   Name:
   Title: